Notice of 1998
                                     Annual Meeting
                                          and
                                     Proxy Statement





                                        CONTENTS



Notice of the 1998 Annual Meeting of Share Owners..............................4

Proxy Statement................................................................5

Record Date and Voting Securities..............................................5

Revocability of Proxies........................................................6

Principal Stockholders and Security Ownership of Management....................6

Proposal 1:   Election of Directors............................................8

Proposal 2:   Increase in Authorized Capital Stock............................11

Proposal 3:   Change in Name of Company.......................................12

Proposal 4:   Ratification of Selection of Auditors...........................12

Compliance with Section 16(a) of the Securities Exchange Act..................12

Rights of Dissenting Shareholder..............................................13

Stockholder Proposals.........................................................13

Annual Reports................................................................13

General Information...........................................................13




                          Every Stockholder's Vote Is Important
                 Please Complete, Sign, Date and Return Your Proxy Form.


                                        Thank You.













April 30, 1998





Dear Share Owner,


You are invited to attend the Annual Meeting of Stockholders to be held on Thursday, July 9, 1998, at the Hilton Hawaiian Village, in Honolulu, Hawaii.

The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on other business matters properly brought before the meeting.

Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing, signing, dating and returning your proxy form in the enclosed envelope.



                                                   Cordially,


                                                   /s/ Gerhart W. Walch
                                                   Gerhart W. Walch
                                                   Chairman of the Board




                       WALL STREET FINANCIAL CORPORATION
                         1088 Bishop Street, Suite 202
                             Honolulu, Hawaii 96813

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On July 9, 1998

TO THE STOCKHOLDERS OF WALL STREET FINANCIAL CORPORATION:

     The Annual Meeting of the Stockholders of Wall Street Financial Corporation (the "Company"), will be held at the Hilton Hawaiian Village, 2005 Kalia Road, Honolulu, Hawaii on July 9, 1998, at 10:00 a.m. local time, for the following purposes:

1. To elect six (6) directors to serve until the 1999 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified.

2. To increase the authorized capital stock of the Company to One Hundred Million (100,000,000) common shares, $.01 par value.

3. To change the name of the Company to WSF Corporation . To further retain the name Wall Street Financial Corporation as an assumed business name
(dba) of the renamed WSF Corporation.

4. To ratify the selection of Mark C. Hulse, Chartered Accountant, member firm of Summit International Associates (New York), as the Company's independent accountant for the fiscal year ending December 31, 1998.

5. To transact such other business as may come before the meeting or any adjournment or adjournments thereof.

     Share owners of record at the close of business on April 17, 1998, will be entitled to vote at the meeting and any adjournments.

     By Order of the Board of Directors of Wall Street Financial Corporation

                                    /s/ Richard G. MacMillan
                                    Richard G. MacMillan, Esq.,  Secretary
                                    Honolulu, Hawaii
                                    Dated:  April 15, 1998



      All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.


                       WALL STREET FINANCIAL CORPORATION
                         1088 Bishop Street, Suite 202
                             Honolulu, Hawaii 96813

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDER
                                   ____________
                             To Be Held July 9, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by Wall Street Financial Corporation on behalf of the Board of Directors for the 1998 Annual Meeting of Share owners to be held July 9, 1998, and at any adjournment(s) thereof. The Annual Meeting of Stockholders ("Meeting") will be held the Hilton Hawaiian Village, 2005 Kalia Road, Honolulu, Hawaii on July 9, 1998, at 10:00 a.m. local time. Distribution of this Proxy Statement, the Notice of Annual Meeting of Stockholders and the Proxy form is scheduled to begin on or about June 9, 1998.

     Matters to come before the Meeting are: (1) the election of six (6) directors to the Board of Directors to serve until the 1999 Annual Meeting of Shareholders and thereafter until their successors are elected and are qualified; (2) To increase the authorized capital stock of the Company to One Hundred Million (100,000,000) common shares, $.01 par value; (3) To change the name of the Company to WSF Corporation and to further retain the name Wall Street Financial Corporation as an assumed business name ( dba ) of the newly named WSF Corporation; (4) to ratify the appointment of Mark C. Hulse, Chartered Accountant, member firm of Summit International Associates (New York) as the Company's independent accountant for the fiscal year ending December 31, 1998, as are more fully described herein; and (5) such other business as may come before the meeting or any adjournment or adjournments thereof.



                           RECORD DATE AND VOTING SECURITIES

     The securities of the Company entitled to vote at the Meeting consist of shares of the Company's common stock, $.01 par value. Only stockholders of record at the close of business on April 17, 1998, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting. On the record date, the Company had outstanding 15,940,039 shares of common stock which were owned by approximately 800 stockholders of record. See Principal Stockholders and Security Ownership of Management for information concerning beneficial ownership of the Company s common stock.

     Assuming a quorum is present, the six (6) nominees receiving the greatest number of votes cast by the holders of the common stock will be elected as directors. There will be no cumulative voting in the election of directors. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy is required for approval of Proposal 2.

     Abstentions are treated as present and entitled to vote at the Meeting. Therefore, abstentions will be counted in determining whether a quorum is present and will have theeffect of a vote against a matter. A broker non-vote on a matter (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) is considered not entitled to vote on that matter and, thus, will not be counted in determining whether a quorum is present or whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

     All Proxies received pursuant to this solicitation will be voted at the Meeting and at any adjournments thereof as indicated in the Proxy. If no instructions are given, the persons named in the Proxy solicited by the Board of Directors of the Company intend to vote for the nominees for election as director of the Company listed below and for Proposal 2.



                         REVOCABILITY OF PROXIES

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.




          PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding shares of the Company's common stock owned beneficially as of December 31, 1998, by (i) each director of the Company, (ii) all officers and directors as a group and
(iii) each person known by the Company to beneficially own 5% or more of the outstanding shares of the Company's Common Stock:

Name and Address of            Amount and Nature of           Percent of
Beneficial Owner             Beneficial Ownership(1)        Class Ownership

Gerhart W. Walch (2)(3)                  4,385,729               27.60%
4057 Black Point Road
Honolulu, HI 96816

Gordon E. Rapozo (2)                       339,258                2.1%
187 Nawiliwili Street
Honolulu, HI 96825

Stock Bonus Plan                           500,000                3.1%
Richard G. MacMillan, Esq., Trustee
Gail Kitaji, Ph.D., Trustee

Gail Kitaji, Ph. D. (2)                    203,000                1.3%
1325 Wilder Avenue, 21 Makai
Honolulu, HI 96822

Richard MacMillan, Esq. (2)                271,750                1.7%
7016 Kamilo Street
Honolulu, HI 96820

Antoine Y. Gedeon (2)                      163,247                1.0%
1016 Laukupu Way
Honolulu, HI  96825

Michael Singh (2)                          150,000                 .9%
South Street
Belize City, Belize, C.A.

Roy Adinaya  (2)                           180,000                1.1%
2903 Laola Pl
Honolulu, HI  96813

All Officers and Directors               6,192,984               39.0%
 as a Group (8 persons)

Total Shares Issued and                 15,880,039              100.0%
  Outstanding

(1) As of December 31, 1997, there were 15,880,039 shares of the Company's common stock issued and outstanding and entitled to vote at the meeting. On such date, there were no outstanding options to purchase common shares.

(2)  These individuals are the directors and/or officers of the Company.

(3) Mr. Walch is the CEO and director of the Company. All shares indicated are owned by the Gerhart Walch and Nancy Atmospera-Walch Revocable Living Trust.


iii. each person known by the Company to beneficially own 5 percent or more of the outstanding shares of the Company's common stock.

   Name                     Number of Shares Owned                   Percent

Nissim Tse                         1,026,683                           6.5%
30 Queens Rd.
Central Hong Kong

William Y. Yano                      958,150                           6.0%
1750 Kalakaua Ave #3301
Honolulu, Hawaii





                     PROPOSAL 1:  ELECTION OF DIRECTORS

Nominees

     A board of six (6) directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company s nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     The nominees, and certain information about them, are set forth below:

Name                      Age           Director Since Shareholder meeting of

Gerhart W. Walch           49                           1987
Antoine Y. Gedeon          51                           1995
Roy Adinaya                55                           1996
Gordon E. Rapozo           62                           1987 (w/o 1994)
Michael Singh              32                           1995
Richard G. Hinkle          52                           1997






Gerhart W. Walch: 49, Mr. Walch has been the Chairman of the Board, President and Chief Executive Officer of WSF and all its subsidiaries from 10/94 -present; Mr. Walch is a Co-Founder of WSF and has served as a director or as an officer since its inception in 1987.
He is the Chairman of the Board and President of Compradore Limited, WSF's affiliated land holding company. Mr. Walch served as Chief Financial Officer, Chief Executive Officer and/or Managing Director or Director in private or public companies since 1974.


Antoine Y. Gedeon: 51, Mr. Gedeon is Senior Vice President and a member of the Board of Directors of WSF since November 1995-Present. He is the President of Mayan Resorts Limited and the Chief Operating Officer of the Belize Operations. He has held managerial and top management positions in the hospitality industry with Hilton and Regent Hotels since 1969. He is the founder/president of the Vanuatu Hotel & Restaurant Association, and of an air-tour and ground transportation operation in Honolulu, Hawaii.


Roy S. Adaniya, M.D.: 56, Dr. Adaniya is a member of the Board of Directors of WSF since December 1996, Chairman of the Compensation Committee since 4/97 and member of the Executive Committee since 7/97. He is the Director of Pulmonary Services at the Straub Clinic and Hospitals in Honolulu, Hawaii. He serves as a Clinical Associate Professor of Medicine at the John A. Burns School of Medicine, University of Hawaii. His interests include development of health delivery systems and wellness planning.

Gordon E. Rapozo: 62, Mr. Rapozo is a member of the Board of Directors and Chairman of the Audit Committee of WSF 4/96 -Present. He is a co-founder of WSF and has been the Treasurer, Chief Financial Officer of WSF between 1987 -2/94. Mr. Rapozo is a Public Accountant in private practice. He previously served as Senior Loan Officer and Treasurer of GECC Financial / GE Capital Hawaii, a General Electric Company.


Michael Singh: 33, Mr. Singh is a member of the Board of Directors of WSF. He is the President and Chief Operating Officer of Belize Transportation Agencies Limited ("BTAL") and its subsidiary Mayan Freight Lines, Inc. since December 1995-Present. Between 1989-1995, Mr. Singh has held numerous positions with
Tropical Shipping Company, Ltd., and was the Country Manager, Belize.   He is
past Chairman of the Board of the Air Traffic Licensing Authority of Belize.


Richard G. Hinkle, 52, Mr. Hinkle is a Director-nominee of WSF. He was cofounder of Team Rental Group, Inc. , a publicly-traded corporation traded on NYSE which in 1997 changed it's name to Budget Group Inc. He is a director of Advanced Power Technologies provider of OEM products, and is co-founder and Director of Consolidated Golf Companies. From 1969-1983 he held various management positions with Hertz Corp.


Committees and Meetings

     The Board of Directors held seven meetings during the last fiscal year. The number of meetings attended by each of the following directors is as follows: Gerhart W. Walch 7 ; Gordon Rapozo 7; Antoine Y. Gedeon 7; Michael Singh 3; and Roy Adaniya 7.



                          EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the aggregate compensation paid by the Company for services rendered during the last three calendar years to the Company's Chief Executive Officer and to the Company's most highly compensated executive officers other than the CEO, whose annual salary and bonus exceeded $100,000:

                        Summary Compensation Table
                           Annual Compensation    Long-term
                                         Other    Compensation
                                         Annual   Awards of          All Other
                           Salary  Bonus Compen-  Stock     Options  Compen-
                                          sation                       sation
Name and            Year     ($)    ($)    ($)     ($)        ($)       ($)
Principal Position

Gerhart W. Walch    1997     -0-    -0-    -0-    $15,625(2)   -0-       -0-
CEO/President       1996     -0-    -0-    -0-       -0-       -0-       -0-
                    1995     -0-    -0-    -0-    $12,500(1)   -0-       -0-


<F1>
(1) In 1994, the Company awarded Mr. Walch 50,000 shares of common stock for services rendered. On the day of the grant, the closing market price was .25. Therefore, for purposes of the Summary Compensation Table the dollar value of such restricted stock awarded was $12,500.
<F2>

(2) In 1996, the Company awarded Mr. Walch 50,000 shares of common stock for services rendered as a member of the Board of Directors. On the day of the grant, the closing market price was $.3125. Therefore, for purposes of the Summary Compensation Table the dollar value of such restricted stock award was $15,625. The shares were issued in 1997.






Stock Options Granted in Last Two Fiscal Years

     During the years ended December 31, 1996 and 1997, no stock options were
granted to the person named in the Summary Compensation Table above.   No
options, stock appreciation rights or long-terms incentive plan awards were issued or granted to other members of the Company's management during the fiscal years ending December 31, 1996 or 1997.



Aggregate Option Exercises and Number/Value of Unexercised Options

      As of December 31, 1997, the Company's management owned no options or stock appreciation rights. Accordingly, no tables relating to such items have been included in this Proxy Statement.



Compensation of Directors and Executive Officers

     The Company s non-employee directors are compensated $500 per Board meeting attended in addition to 50,000 shares of common stock of the Registrant annually. The Company s non-employee officers receive consulting fees and 50,000 shares of the common stock of registrant. The shares will be issued immediately in Director's or officer's name, but will be held by the Secretary of the Corporation until vested in full. The rate of vesting of these shares will occur at the rate of 8% per month, on the last day of each month, beginning January 1 of each year with the residual shares being vested at December 31 of that year unless an acceleration of vesting occurs. The Company will reimburse for reasonable and approved expenses.


Employment Agreements

     Effective January 1, 1997, an engagement agreement was entered into with Gerhart W. Walch which provides for a base salary of $9,000 per month and a performance based incentive bonus compensation package, consisting of cash and stock bonuses, relating to the implementation of the three year business plan, subject to the recommendation of the Compensation Committee of the Board of Directors.

     Effective January 1, 1997, an engagement agreement was entered into with Antoine Y. Gedeon which provides for a base salary of $7,000 per month and a performance based incentive bonus compensation package, consisting of cash and stock bonuses, relating to the implementation of the three year business plan, subject to the recommendation of the Compensation Committee of the Board of Directors.


     Effective January 1, 1997, an engagement agreement was entered into with Gail Kitaji which provides for a base compensation of $5,500 per month as an independent contractor and a performance based incentive bonus compensation package, consisting of cash and stock bonuses, relating to the implementation of the three year business plan, subject to the recommendation of the Compensation Committee of the Board of Directors.


       PROPOSAL 2:  RATIFICATION OF INCREASE IN CAPITAL STOCK

The authorized capital stock of the Company is currently limited to Twenty Five Million (25,000,000) Common Shares, $.01 par value. In accordance with the growth anticipated from the Company s long term and strategic plan, including a proposed listing on the American Stock Exchange or NASDAQ, the Board of Directors has recommended that additional shares be authorized for use as needed.

The Company proposes to increase the authorized shares to One Hundred Million (100,000,000) shares, $.01 par value.

Recommendation of Board of Directors

     The Board of Directors recommends a vote FOR the proposal to increase the authorized shares of the Company to One Hundred Million shares, $.01 par value


      PROPOSAL 3:  RATIFICATION OF CHANGE OF NAME OF COMPANY

     The current name of the Company implies a business that is limited to or focused on financial services. Although the Company was originally organized as a financial services company, it has established itself as a Trust and Special Assets Management Company. Its operations include trust services, plantation management, forest management and wood processing, and destination resort development.

     Proposed underwriters and consultants of the Company have recommended that thename be changed to WSF Corporation to reflect a general rather than a specific purpose.

     Since financial services remain a part of the business of the Company, the name Wall Street Financial Corporation is proposed to be retained as an assumed business name of WSF, and utilized for WSF financial services operations.

Recommendation of Board of Directors

     The Board of Directors recommends a vote FOR the proposal to change the name of the Company to WSF Corporation, and retain the name Wall Street Financial Corporation as an assumed business name of WSF Corporation.

              PROPOSAL 4:  RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors desires to continue to employ the services of Mark
C. Hulse, Chartered Accountant, a member firm of Summit International Associates (New York) as the Company s independent auditor for the year ending December 31, 1998. The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the meeting is required to ratify the re-election of Mark C. Hulse, Chartered Accountant, member firm of Summit International Associates (New York) as the Company s independent certified public accountant.

Recommendation of Board of Directors

     The Board of Directors recommends a vote FOR the proposal to ratify the re-election of Mark C. Hulse, Chartered Accountant, member firm of Summit InternationalbAssociates (New York) as the Company s independent certified public accountant for the year ending December 31, 1998.


  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company s directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and The NASDAQ Stock Market. Such directors, executive officers and ten-percent stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that during fiscal 1997, all Section 16(a) filing requirements applicable to its directors, officers and ten percent stockholders were complied with.


                    RIGHTS OF DISSENTING SHAREHOLDERS

     The matters to be considered and acted upon at the Meeting do not create any dissenting shareholders rights under Delaware corporation law.


                          STOCKHOLDER PROPOSALS

     The Company anticipates that its 1999 annual meeting of shareholders will be held June 1, 1999. Therefore, proposals of shareholders intended to be presented at the 1999 Annual Meeting must be received by the Company by February 1, 1999, to be considered for inclusion in the proxy statement and form of proxy relating to the 1999 Meeting.

                              ANNUAL REPORT

     The Company s Annual Reports for the years ended December 31, 1997 and 1996, are being mailed to stockholders with this Proxy Statement.


                                  GENERAL

     Management of the Company does not know of any matters other than the foregoing that will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment.

     The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to their proposals and obtaining their proxies. A professional proxy solicitor will not be engaged.

     Whether or not you expect to be present at the meeting, please sign the accompanying form of proxy and return it promptly in the enclosed envelope.

                          By Order of the Board of Directors

                          /s/  Gerhart W. Walch
                          Gerhart W. Walch
                          Chief Executive Officer

                          April 15, 1998














                          1088 Bishop Street, Suite 202
                              Honolulu, Hawaii 96813
                            Telephone: (808) 526-3999
                            Facsimile:  (808) 537-5612
                          Internet:   http://www.wsf.com